Exhibit 99.01

CONTACTS:

	For Media Inquiries:	For Investor Inquiries:

	Jared Tipton Cepheid Corporate Communications Tel: (408) 400 8377 jared.tipton@cepheid.com	Jacquie Ross Cepheid Investor Relations Tel: (408) 400 8329 investor.relations@cepheid.com

Cepheid 904 Caribbean Drive Sunnyvale, CA 94089 Telephone: 408.541.4191 Fax: 408.541.4192

CEPHEID REPORTS 2009 SECOND QUARTER RESULTS

54% Year-Over-Year Growth in Clinical Reagents Highlights Strong Adoption of GeneXpert System’s Expanding Test Menu

SUNNYVALE, California, July 30, 2009 – Cepheid (Nasdaq: CPHD) today reported revenue for the second quarter of 2009 of $41.0 million. Net loss was $6.8 million, or $(0.12) per share, which compares to revenue of $42.1 million and a net loss of $7.7 million, or $(0.13) per share, in the second quarter of 2008.

Excluding amortization of purchased intangible assets, stock compensation and restructuring expenses, non-GAAP net loss for the second quarter was $2.2 million, or $(0.04) per share. This compares to a non-GAAP net loss of $3.7 million, or $(0.06) per share, in the second quarter of 2008.

“Our Clinical reagent business demonstrated strong growth as expected, highlighting continued adoption of the GeneXpert System’s expanding test menu which now includes six FDA-cleared products in the US and eleven CE-marked products outside the US,” said John Bishop, Cepheid’s Chief Executive Officer. “Despite the ongoing challenges in the broader economy, 105 GeneXpert Systems were placed during the second quarter, reflecting the unique aspects of the system in ease of use, accuracy of test results and efficient management of scarce and costly healthcare resources.”

Operational Overview

•	Total product sales of $39.6 million in the second quarter of 2009 compared to $39.0 million in the second quarter of 2008. By industry, product sales were, in millions:

	Three Months Ended June 30,
	2009	2008	Change
Clinical Systems	$5.7	$6.6	-14%
Clinical Reagents	21.0	13.7	54%

Total Clinical	26.7	20.3	32%
Industrial	4.3	3.7	17%
Biothreat	7.8	9.4	-18%
Partner	0.8	5.6	-85%

Total Product Sales	$39.6	$39.0	2%

•	By geography, product sales were, in millions:

	Three Months Ended June 30,
	2009	2008	Change
North America
Clinical	$20.2	$15.5	30%
Other	11.2	14.2	-21%

Total North America	31.4	29.7	6%

International
Clinical	6.5	4.8	36%
Other	1.7	4.5	-62%

Total International	8.2	9.3	-12%

Total Product Sales	$39.6	$39.0	2%

•	During the quarter, Cepheid installed a total of 105 GeneXpert systems and 585 modules. As of June 30, 2009, a cumulative total of 1,147 GeneXpert systems and 6,128 modules have been placed worldwide.

•	GAAP gross margin on product sales was 41% and non-GAAP gross margin on product sales was 44%, which compares to 41% and 42%, respectively, in the second quarter of 2008.

•	Cash, cash equivalents and investments, net of associated debt, were $35.1 million as of June 30, 2009.

•	DSO was 46 days.

Business Outlook

For the fiscal year ending December 31, 2009, the company expects:

•	Total revenue to be in the range of $164 to $170 million;

•	Net loss in the range of $(0.43) to $(0.48) per share;

•	Non-GAAP net loss in the range of $(0.12) to $(0.18) per share.

The loss per share guidance ranges have each been reduced from Cepheid’s previously announced guidance by $0.01 to reflect the patent license amortization adjustment discussed below.

Non-GAAP net loss excludes approximately $16 million related to stock compensation expense, $1 million related to the amortization of acquired intangibles, and $0.7 million related to restructuring expenses.

Patent License Amortization Adjustment

The company capitalizes patent licenses and amortizes them over their estimated useful lives on a straight-line basis. An internal review of our patent license useful lives during the second quarter of 2009 identified that certain patent licenses were being amortized over incorrect useful lives. This error resulted in the understatement of amortization expense over several reporting periods, starting in 2004. In accordance with SAB No. 108, “Financial Statements – Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements” (“SAB 108”), in assessing the identified error, the company considered both the “rollover” approach, which quantifies misstatements originating in the current year statement of operations and the “iron curtain” approach, which quantifies misstatements based on the effects of correcting the misstatements existing in the balance sheet at the end of the reporting period. The company believes the impact of the patent license amortization errors was not material to prior years’ statements of operations under the rollover approach. However, under the iron curtain method, the cumulative patent license amortization errors were material to the company’s fiscal year 2009 condensed consolidated financial statements and the company has therefore restated the condensed consolidated statement of operations for the three and six month periods ended June 30, 2008, the condensed consolidated statement of cash flows for the six months ended June 30, 2008, and the condensed consolidated balance sheet at December 31, 2008. The company recognized the cumulative effect of the adjustments to assets as of the beginning of the second quarter of fiscal year 2009 and the offsetting adjustment to the opening balance of accumulated deficit for the second quarter of fiscal year 2009. The company recognized the following cumulative adjustment to the second quarter of fiscal year 2009 opening condensed consolidated balance sheet and to the opening December 31, 2008 condensed consolidated balance sheet (in thousands):

	June 30, 2009	December 31, 2008
Decrease in intangible assets, net	$(3,320)	$(3,141)
Increase in accumulated deficit	(3,320)	(3,141)

The impact on accumulated deficit by quarter which is caused by an increase in cost of product sales and a corresponding increase in loss from operations and net loss, is comprised of the following amounts (in thousands):

	Quarter Ended
	March 31	June 30	Sept 30	Dec 31	Total
	(Unaudited)
Quarter Ended June 30, 2009 Beginning
Balance Adjustment:					$(3,320)

Increase in loss from operations, net loss and increase in cost of product sales:
Year Ended 2009	$(179)	$—	$—	$—	$(179)
Year Ended 2008	(168)	(169)	(169)	(168)	(674)
Year Ended 2007	(171)	(168)	(169)	(169)	(677)
Prior to Year Ended 2007	—	—	—	—	(1,790)

					$(3,320)

Net loss per share did not change for the three and six months ended June 30, 2008 due to the patent license amortization error. In addition, net cash provided by operations in the condensed consolidated statement of cash flows for the six months ended June 30, 2008 did not change because the increase in the net loss of $338,000 was offset by the increase of $338,000 in the amortization of intangible assets.

As the errors were not material to prior years’ financial statements when evaluated under the “rollover” approach but were material to the 2009 condensed consolidated financial statements when evaluated under the “iron curtain” method, the company will correct the previously issued financial statements referenced above prospectively. These financial statements to be corrected prospectively will be included in the June 30, 2009 Form 10-Q, the September 30, 2009 Form 10-Q, and the 2009 Form 10-K when they are filed.

The company’s historical results since the first quarter of 2007, reflecting the above adjustments, are available on the investor relations pages of the company’s website, at www.cepheid.com/investors.

Accessing Cepheid’s Q209 Results Conference Call

The company will host a management presentation at 2:00 p.m. Pacific Time on Thursday, July 30, 2009 to discuss the results. To access the live webcast, please visit Cepheid’s website at www.cepheid.com/investors at least 15 minutes before the scheduled start time to download any necessary audio or plug-in software. A replay of the webcast will be available shortly following the call and will remain available for at least 90 days.

Interested participants may also listen to the live teleconference call by dialing (866) 804-6927 (domestic) or (857) 350-1673 (international), and entering participant code 15214327. A replay will be available for seven days beginning at 4 p.m. Pacific Time. Access numbers for this replay are (888) 286-8010 (domestic) and (617) 801-6888 (international), with participant code 19346894.

About Cepheid

Based in Sunnyvale, Calif., Cepheid (Nasdaq: CPHD) is an on-demand molecular diagnostics company that develops, manufactures, and markets fully-integrated systems and tests for genetic analysis in the clinical, industrial and biothreat markets. The company’s systems enable rapid, sophisticated genetic testing for organisms and genetic-based diseases by automating otherwise complex manual laboratory procedures. The company’s easy-to-use systems integrate a number of complicated and time-intensive steps, including sample preparation, DNA amplification and detection, which enable the analysis of complex biological samples in its proprietary test cartridges. Through its strong molecular biology capabilities, the company is focusing on those applications where rapid molecular testing is particularly important, such as identifying infectious disease and cancer in the clinical market; food, agricultural, and environmental testing in the industrial market; and identifying bio-terrorism agents in the biothreat market. See www.cepheid.com for more information.

Use of Non-GAAP Measures

The company has supplemented its reported GAAP financial information with non-GAAP measures that do not include employee share-based compensation expense and amortization of purchased intangible assets and restructuring charges. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with GAAP. The company’s management uses the non-GAAP information internally to evaluate its ongoing business, continuing operational performance and cash requirements, and believes these non-GAAP measures are useful to investors as they provide a basis for evaluating the company’s cash requirements and additional insight into the underlying operating results and the company’s ongoing performance in the ordinary course of its operations.

These non-GAAP measures may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. The company believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with its results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate the company’s results of operations in conjunction with the corresponding GAAP measures.

As described above, the company excludes the following items from one or more of its non-GAAP measures when applicable:

Employee share-based compensation expense. These expenses consist primarily of expenses for employee stock options and employee restricted stock under SFAS 123(R). The company excludes employee share-based compensation expenses from its non-GAAP measures primarily because they are non-cash expenses that the company does not believe are reflective of ongoing operating results. Further, as the company applies SFAS 123(R), it believes that it is useful to investors to understand the impact of the application of SFAS 123(R) on its results of operations.

Amortization of purchased intangible assets. The company incurs amortization of purchased intangible assets in connection with acquisitions. The company excludes these items because these expenses are not reflective of ongoing operating results in the period incurred. These amounts arise from the company’s prior acquisitions and have no direct correlation to the operation of the company’s business.

Restructuring expenses. The company excluded expenses associated with its Q109 restructuring from its results for non-GAAP net loss for the first six months of 2009 and also from its outlook for non-GAAP net loss for fiscal 2009. The company excluded these items as it believes such amounts are non-recurring in nature, and do not have a direct impact on the operation of the company’s core business.

Forward-Looking Statements

This press release contains forward-looking statements that are not purely historical regarding Cepheid’s or its management’s intentions, beliefs, expectations and strategies for the future, including those relating to potential growth in clinical product sales, regulatory developments, product pipeline, demand for certain products, future revenues, future net loss and other future operating results. Because such statements deal with future events, they are subject to various risks and uncertainties, and actual results could differ materially from the company’s current expectations. Factors that could cause actual results to differ materially include risks and uncertainties such as those relating to: the uncertain impact of the significant global economic downturn on our business, and that of our customers, potential customers and business partners; our success in increasing direct sales and the effectiveness of new sales personnel; the performance and market acceptance of new products; sufficient customer demand; our ability to develop and complete clinical trials successfully in a timely manner for new products; uncertainties related to the FDA regulatory and European regulatory processes; the level of testing at clinical customer sites; changes in the protocols or levels of testing for Healthcare Associated Infections (HAIs); the company’s ability to successfully introduce and sell products in clinical markets other than HAIs; the mix of products sold, which can affect gross margins; the rate of environmental biothreat testing conducted by the USPS, which will affect the amount of consumable products sold to the USPS; unforeseen development and manufacturing problems; the potential need for additional intellectual property licenses for tests and other products and the terms of such licenses; lengthy sales cycles in certain markets; the company’s ability to continue to realize manufacturing efficiencies, which are an important factor in improving gross margins; the company’s reliance on distributors in some regions to market, sell and support its products; the occurrence of unforeseen expenditures, acquisitions or other transactions; the impact of acquisitions; the impact of competitive products and pricing; the company’s ability to manage geographically-dispersed operations; and underlying market conditions worldwide. Readers should also refer to the section entitled “Risk Factors” in Cepheid’s Annual Report on Form 10-K for 2008, its most recent Quarterly Report on Form 10-Q, and its other reports filed with the Securities and Exchange Commission.

All forward-looking statements and reasons why results might differ included in this release are made as of the date of this press release, based on information currently available to Cepheid, and Cepheid assumes no obligation to update any such forward-looking statement or reasons why results might differ.

FINANCIAL TABLES FOLLOW

CEPHEID

CONDENSED CONSOLIDATED UNAUDITED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
		As Restated (1)		As Restated (1)
Revenues:
System sales	$8,911	$12,423	$16,820	$26,747
Reagent and disposable sales	30,649	26,530	59,328	54,126

Total product sales	39,560	38,953	76,148	80,873
Other revenues	1,461	3,097	3,640	6,010

Total revenues	41,021	42,050	79,788	86,883

Costs and operating expenses:
Cost of product sales	23,250	23,039	43,940	46,193
Collaboration profit sharing	2,612	2,777	5,241	6,510
Research and development	10,315	10,964	20,653	20,862
Sales and marketing	6,917	7,434	13,729	14,375
General and administrative	5,340	5,518	10,609	10,265
Restructuring charge	—	—	747	—

Total costs and operating expenses	48,434	49,732	94,919	98,205

Loss from operations	(7,413)	(7,682)	(15,131)	(11,322)
Other income, net	459	191	531	1,473

Loss before income tax benefit (expense)	(6,954)	(7,491)	(14,600)	(9,849)
Income tax benefit (expense)	175	(204)	219	136

Net loss	$(6,779)	$(7,695)	$(14,381)	$(9,713)

Basic and diluted net loss per share	$(0.12)	$(0.13)	$(0.25)	$(0.17)

Shares used in computing basic and diluted net loss per share	58,053	57,054	57,943	56,603

(1)	See discussion in press release.

CEPHEID

CONDENSED CONSOLIDATED UNAUDITED BALANCE SHEETS

(in thousands)

	June 30, 2009	December 31, 2008
		As Restated (1)
ASSETS
Current assets:
Cash and cash equivalents	$24,726	$23,478
Restricted cash	—	1,500
Short-term investments	24,924	—
Accounts receivable, net	20,828	18,952
Inventory	35,251	33,498
Prepaid expenses and other current assets	2,485	4,636

Total current assets	108,214	82,064
Property and equipment, net	22,780	24,109
Investments	—	24,539
Other non-current assets	493	920
Intangible assets	34,235	33,791
Goodwill	18,626	18,556

Total assets	$184,348	$183,979

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$12,458	$9,669
Accrued compensation	8,187	7,919
Accrued royalties	7,122	5,953
Accrued collaboration profit sharing	872	2,023
Accrued other liabilities	7,495	6,816
Current portion of deferred revenue	2,753	2,834
Bank borrowing	14,598	14,639

Total current liabilities	53,485	49,853
Long-term portion of deferred revenue	1,840	1,753
Other liabilities	4,641	3,549

Total liabilities	59,966	55,155

Shareholders’ equity:
Common stock	269,374	266,991
Additional paid-in capital	49,117	41,619
Accumulated other comprehensive income (loss)	35	(23)
Accumulated deficit	(194,144)	(179,763)

Total shareholders’ equity	124,382	128,824

Total liabilities and shareholders’ equity	$184,348	$183,979

(1)	See discussion in press release.

CEPHEID

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Six Months Ended June 30,
	2009	2008
		As Restated (1)
Cash flows from operating activities:
Net loss	$(14,381)	$(9,713)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	4,110	3,727
Amortization of intangible assets	3,406	2,647
Amortization of prepaid compensation expense	126	126
Stock-based compensation related to employees and consulting services rendered	7,675	6,968
Unrealized gain on auction rate securities	(6,928)	—
Unrealized loss on put option	6,519	—
Deferred rent	(1)	376
Changes in operating assets and liabilities:
Accounts receivable	(1,876)	2,690
Inventory	(1,925)	(4,419)
Prepaid expenses and other current assets	2,018	(1,239)
Other non-current assets	426	(161)
Accounts payable and other current liabilities	2,282	5,120
Accrued compensation	267	(210)
Deferred revenue	6	(1,348)

Net cash provided by operating activities	1,724	4,564

Cash flows from investing activities:
Capital expenditures	(2,823)	(8,712)
Payments for technology licenses	(1,500)	—
Cost of acquisition, net	(148)	—
Proceeds from maturities of marketable securities and short-term investments	25	2,550
Proceeds from the sale of fixed assets	15	125
Transfer to unrestricted cash	1,500	517

Net cash used in investing activities	(2,931)	(5,520)

Cash flows from financing activities:
Net proceeds from the issuance of common shares and exercise of stock options and awards	2,383	9,333
Principal payments of bank borrowing	(40)	—
Principal payments of notes payable	—	(4)

Net cash provided by financing activities	2,343	9,329

Effect of exchange rate change on cash	112	17

Net increase in cash and cash equivalents	1,248	8,390
Cash and cash equivalents at beginning of period	23,478	16,476

Cash and cash equivalents at end of period	$24,726	$24,866

(1)	See discussion in press release.

CEPHEID

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
		As Restated (1)		As Restated (1)
Total Product Sales	$39,560	$38,953	$76,148	$80,873
Total Revenues	$41,021	$42,050	$79,788	$86,883

Cost of product sales	$23,250	$23,039	$43,940	$46,193
Stock compensation expense	(728)	(247)	(1,082)	(597)
Amortization of purchased intangible assets	(324)	(241)	(648)	(482)

Non-GAAP measure of cost of product sales	$22,198	$22,551	$42,210	$45,114

Gross margin on product sales per GAAP	41%	41%	42%	43%
Gross margin on product sales per non-GAAP	44%	42%	45%	44%

Research and development	$10,315	$10,964	$20,653	$20,862
Amortization of purchased intangible assets	(24)	(24)	(48)	(48)
Stock compensation expense	(1,416)	(1,414)	(2,721)	(2,677)

Non-GAAP measure of cost of research and development	$8,875	$9,526	$17,884	$18,137

Sales and marketing	$6,917	$7,434	$13,729	$14,375
Amortization of purchased intangible assets	(64)	(21)	(113)	(42)
Stock compensation expense	(668)	(909)	(1,378)	(1,754)

Non-GAAP measure of cost of sales and marketing	$6,185	$6,504	$12,238	$12,579

General and administrative	$5,340	$5,518	$10,609	$10,265
Stock compensation expense	(1,316)	(1,137)	(2,369)	(1,940)

Non-GAAP measure of cost of general and administrative	$4,024	$4,381	$8,240	$8,325

Income (loss) from operations	$(7,413)	$(7,682)	$(15,131)	$(11,322)
Restructuring charge	—	—	747	—
Stock compensation expense	4,128	3,707	7,550	6,968
Amortization of purchased intangible assets	412	286	809	572

Non-GAAP measure of income (loss) from operations	$(2,873)	$(3,689)	$(6,025)	$(3,782)

Net income (loss)	$(6,779)	$(7,695)	$(14,381)	$(9,713)
Restructuring charge	—	—	747	—
Stock compensation expense	4,128	3,707	7,550	6,968
Amortization of purchased intangible assets	412	286	809	572

Non-GAAP measure of net income (loss)	$(2,239)	$(3,702)	$(5,275)	$(2,173)

Basic and diluted net income (loss) per share	$(0.12)	$(0.13)	$(0.25)	$(0.17)
Restructuring charge	—	—	0.01	—
Stock compensation expense	0.07	0.07	0.14	0.12
Amortization of purchased intangible assets	0.01	—	0.01	0.01

Non-GAAP measure of net income (loss)	$(0.04)	$(0.06)	$(0.09)	$(0.04)

Shares used in computing basic and diluted net income (loss) per share	58,053	57,054	57,943	56,603

(1)	See discussion in press release.

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